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                                                                    EXHIBIT 24.2




           [Letterhead of Deloitte Touche Tohmatsu Igal Brightman & Co.]





                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Data Systems & Software Inc. on Form S-8 of our report dated March 31, 1997 appearing in the Annual Report on Form 10-K of Data Systems & Software Inc. for the year ended December 31, 1996





/s/ Iga-Brightman & Co.
-----------------------
    Iga-Brightman & Co.

    Certified Public Accountants (Isr.)

    Tel Aviv, Israel

    September 19, 1997